Exhibit 10.12

Service Agreement

Party A:

ID card number:

Contact address:

Contact number:

Party B: Guobang (Chengdu) Financing and Leasing Co., Ltd.

Unified social credit code:

Contact address:

Whereas:

Party B has established long-term and stable cooperation with Beijing Xiaoju Technology Co., Ltd. (hereinafter referred to as “Didi Platform”) and other financial leasing companies, and it has extensive experience in the training of online taxi-hailing drivers and vehicle financial leasing. Party A intends to purchase vehicles for online taxi-hailing operations via the method of financial leasing. Party A and Party B, upon negotiation based on equality and free will, reach and conclude the following Service Agreement for mutual compliance.

Article 1 Service items

1.1 Party A irrevocably and exclusively entrusts Party B to recommend financial leasing companies for Party A, and to assist Party A in signing financial leasing contracts with third-party financial leasing companies and handling the purchase formalities of financial leasing vehicles. Meanwhile, Party A irrevocably and exclusively entrusts Party B to provide follow-up services for financial leasing.

1.2 The specific services include:

1.2.1 Providing assistance in accessing to Didi Platform;

1.2.2 Recommending Party A to third-party financial leasing companies, and assisting Party A in handling the purchase formalities of financial leasing vehicles;

1.2.3 Carrying out training and management of Didi business;

1.2.4 Purchasing insurance for financial leasing vehicles and settling insurance claims on behalf of Party A;

1.2.5 Assisting in the after-sales services of financing leasing vehicles;

1.2.6 Assisting in handling the violation tickets of financing leasing vehicles; and

1.2.7 Providing other related consultation.

Article 2 Service term

2.1 The service is valid from the date on which Party A files a financial leasing application (verbal or written), and is terminated on the expiration date of the financial leasing contract signed by Party A and a third-party financial leasing company.

Article 3 Service mode

3.1 In accordance with different service items, the modes in which Party B provides services include telephone communication, SMS notification, on-site training, sharing the latest information in WeChat groups, and accompanying Party A to handle business at the place of third parties.

Article 4 Service fee

4.1 Party A shall pay Party B the service fee of RMB         Yuan on the date of Party B’s assisting Party A to access to Didi Platform and finishing the financial leasing formalities.

4.2 During the financial leasing term, in case that Party B continues to provide Party A with the services stipulated in subclauses 1.2.3 to 1.2.7 of Article 1 hereof, Party A shall pay Party B an ongoing service fee of RMB           Yuan. The specific payment method: Pay RMB         Yuan before mm/dd/yyyy, pay RMB Yuan before mm/dd/yyyy, and pay the remaining RMB          Yuan before mm/dd/yyyy.

4.3 In the event that Party A pays the ongoing service fee as stipulated in Clause 4.2 hereof in advance, Party B shall still be obliged to continue to provide services for Party A during the service term, and shall not charge Party A for the same reason.

4.4 In any circumstances, the service fees already paid by Party A to Party B shall not be refunded.

Article 5 Other expenses

5.1 Party B is obliged to provide assistance services to Party A. Where there are any fees that need to pay to a third party due to the services, Party A shall bear the corresponding expenses.

Article 6 Rights and obligations of Party A

6.1 Party A shall be entitled to obtain Party B’s services after Party A pays Party B the service fees stipulated herein.

6.2 Party A shall be obliged to pay the service fees in full and on time in accordance with this agreement. If Party A fails or is unable to pay the fees as scheduled, Party A shall be liable for the breach of contract.

6.3 Party A shall truthfully provide Party B with all the information and data related to handling the financial leasing business and unconditionally cooperate with Party B’s work.

6.4 In case of unfinished entrusted matters, Party A shall bear the adverse consequences on its own, perform the obligations stipulated in contracts signed with any and all third parties and assume the legal consequences voluntarily.

Article 7. Rights and obligations of Party B

7.1 Party B shall be entitled to receive the service fees paid by Party A in full at the agreed time in accordance with this agreement;

7.2 Entrusted by financial leasing companies, Party B shall have the right to handle the overdue rent that shall be paid by Party A;

7.3 Party B shall complete matters entrusted by Party A conscientiously. A notice shall be delivered to Party A at least one day in advance in case that Party B needs the cooperation of Party A; and

7.4 Party B shall properly keep all the information and data provided by Party A and shall not use them illegally.

Article 8 Liability for breach of contract

8.1 In the event that Party A fails or is unable to pay the service fees on time, Party A shall pay Party B the penalty fee at 20% of the service fee.

8.2 In case of any economic losses caused to Party B due to Party A’s breach of contract, Party A shall be liable for compensating Party B for the damages arising therefrom.

Article 9 Miscellaneous

9.1 If Party B acquires the transfer of the creditor’s rights of a third-party financial leasing company, in addition to all the rights of the lessor enjoyed by Party B, this agreement shall till be valid.

9.2 Party B shall have the final interpretation right of this agreement. In case of any discrepancies arising in the execution of this agreement, both parties shall solve them through friendly negotiation. Where such negotiation fails, either pay may file a lawsuit with the People’s Court at the place where the contract was signed. The place of signing the contract is:                         .

9.3 Where there are any outstanding issues herein, a separate supplemental agreement may be signed by the parties hereto to stipulate such issues and the supplemental agreement shall have the same legal effect as this agreement.

9.4 This agreement is made in duplicate with each party holding one copy, and both have the equal legal effect.

Party A (signature and seal):

Date:

Party B (signature and seal):

Date:

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